Exhibit 99.1

Company Contact:

Michael J. Fitzpatrick

Chief Financial Officer

OceanFirst Financial Corp.

Tel: (732)240-4500, ext. 7506

Fax: (732)349-5070

email:Mfitzpatrick@oceanfirst.com

FOR IMMEDIATE RELEASE

OceanFirst Financial Corp.

ANNOUNCES QUARTERLY NET INCOME OF $4.0 MILLION AND

CONTINUATION OF CASH DIVIDEND

TOMS RIVER, NEW JERSEY, April 23, 2009…OceanFirst Financial Corp. (NASDAQ:OCFC), the holding company for OceanFirst Bank, today announced that diluted earnings per share amounted to $.30 for the quarter ended March 31, 2009 as compared to $.34 for the corresponding prior year period. Net income for the quarter ended March 31, 2009, prior to accounting for the preferred stock issued earlier in the year, was unchanged from the corresponding prior year quarter at $4.0 million. The Company also announced that its Board of Directors declared a regular quarterly cash dividend on common stock of $.20 per share – covering the three month period ended March 31, 2009 – to be paid on May 15, 2009, to common shareholders of record on May 1, 2009.

Discussing the results, CEO John R. Garbarino reflected on the earnings performance. “We are pleased that earnings were stable despite the very difficult economic environment. The Company remains well capitalized with Tangible Equity Capital of 8.27% and Total Risk Based Capital at the Bank of 14.25%. Our net interest margin continues to expand and we are also pleased to maintain our quarterly cash common stock dividend, unchanged from the prior quarters.”

Results of Operations

Net interest income for the quarter ended March 31, 2009 increased to $15.7 million as compared to $14.2 million in the same prior year period, reflecting a higher net interest margin, partly offset by lower levels of interest-earning assets. The net interest margin increased to 3.47% for the three months ended March 31, 2009 from 3.14% in the same prior year period. The yield on interest-earning assets decreased to 5.41%, as compared to 6.06% in the same prior year period. The asset yield for the prior year quarter benefited from $633,000 of income relating to an equity investment which was sold by the end of 2008. The cost of interest-bearing liabilities decreased to 2.16% for the three months ended March 31, 2009, as compared to 3.19% in the same prior year period. Average interest-earning assets decreased by $11.4 million for the three months ended March 31, 2009 as compared to the same prior year period. The decrease was in average loans receivable which declined $18.0 million as well as declines in average interest-earning deposits and investment securities. These decreases were partly offset by an increase of $23.9 million in average mortgage-backed securities due to investment of the preferred stock proceeds from the Treasury’s Capital Purchase Program.

Other income decreased to $3.2 million for the three months ended March 31, 2009 as compared to $3.8 million in the same prior year period. Loan servicing (loss) income decreased to a loss of $230,000 for the quarter ended March 31, 2009 from income of $90,000 for the quarter ended March 31, 2008 due to an impairment to the loan servicing asset of $263,000. The net gain on sales of loans was $673,000 for the three months ended March 31, 2009 as compared to $597,000 for the three months ended March 31, 2008. For the quarter ended March 31, 2009 the net gain on the sale of loans includes a reversal of the provision for repurchased loans of $34,000 as compared to a reversal of $161,000 for the quarter ended March 31, 2008. The reserve for repurchased loans, which is included in other liabilities in the Company’s consolidated statements of financial condition, was $1.1 million at March 31, 2009 and there was one outstanding loan repurchase request which the Company is contesting. This request was also outstanding at December 31, 2008. There were no charge-offs through the reserve for repurchased loans for the quarter ended March 31, 2009. Fees and service charges decreased to $2.5 million for the quarter ended March 31, 2009 as compared to $2.8 million for the corresponding prior year period due to a decrease in trust and investment service revenue. Income from Bank Owned Life Insurance decreased by $103,000 for the quarter ended March 31, 2009 as compared to same prior year quarter due to a decline in the crediting rate in the lower interest rate environment.

Operating expenses amounted to $11.8 million for the three months ended March 31, 2009, as compared to $11.6 million for the corresponding prior year period. Operating expenses for the three months ended March 31, 2009 include costs relating to the opening of two new branches in the latter part of 2008. Federal deposit insurance increased to $502,000 for the quarter ended March 31, 2009, as compared to $309,000 in the same prior year period due to an increase in the assessment rate for FDIC deposit insurance.

Financial Condition

Mortgage-backed securities available for sale increased to $97.3 million at March 31, 2009 as compared to $40.8 million at December 31, 2008 primarily due to the $38.3 million investment of preferred stock proceeds from the Treasury’s Capital Purchase Plan. Loans receivable, net increased by $1.8 million at March 31, 2009 as compared to December 31, 2008 partly due to increased commercial real estate lending and partly offset by a decline in one-to-four family mortgage loans due to increased prepayments relating to refinancings and the Bank’s ongoing strategy to sell most newly originated longer-term fixed-rate loans. At March 31, 2009, the Company was holding subprime loans with a gross principal balance of $3.0 million and a carrying value, net of reserves and lower of cost or market adjustment of $1.9 million. Deposits increased to $1,313.5 million at March 31, 2009 from $1,274.1 million at December 31, 2008. The growth was concentrated in core deposits, defined as all deposits excluding time deposits, which increased $51.7 million. Time deposits decreased $12.3 million as the Bank continued to moderate its pricing for this product. Federal Home Loan Bank advances decreased to $320.0 million at March 31, 2009 from $359.9 million at December 31, 2008, primarily due to the increase in deposits as a funding source. Stockholders’ equity increased to $158.2 million at March 31, 2009 as compared to $119.8 million at December 31, 2008 due to the issuance of $38.3 million of preferred stock under the Treasury’s Capital Purchase Plan.

Asset Quality

The Company’s non-performing loans totaled $19.7 million at March 31, 2009, an increase from $16.0 million at December 31, 2008. The increase was across all loan categories and is reflective of the deteriorating economic environment. Non-performing loans at March 31, 2009 include $910,000 of loans repurchased due to early payment default that were written down to market value on the date of repurchase and $2.9 million of loans previously held for sale that were also written down to market value. For the three months ended March 31, 2009, the Company realized net loan charge-offs of $446,000. Of this amount, $366,000 are charge-offs relating to subprime loans originated by Columbia Home Loans, LLC, the Company’s mortgage banking subsidiary which has since been shuttered. The charge-offs relate to amounts which were previously specifically reserved for in the allowance for loan losses.

Conference Call

As previously announced, the Company will host an earnings conference call on Friday, April 24, 2009 at 11:00 a.m. Eastern time. The direct dial number for the call is (800) 860-2442. For those unable to participate in the conference call, a replay will be available. To access the replay, dial (877)344-7529, Replay Conference Number 429349, from one hour after the end of the call until May 4, 2009. The conference call, as well as the replay, are also available (listen-only) by internet webcast at www.oceanfirst.com in the Investor Relations section.

OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank, founded in 1902, is a federally-chartered stock savings bank with $1.9 billion in assets and twenty-three branches located in Ocean, Monmouth and Middlesex counties, New Jersey. The Bank is the largest and oldest community-based financial institution headquartered in Ocean County, New Jersey.

OceanFirst Financial Corp.’s press releases are available by visiting us at www.oceanfirst.com.

Forward-Looking Statements

This news release contains certain forward-looking statements which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and the subsidiaries include, but are not limited to, changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area and accounting principles and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake – and specifically disclaims any obligation – to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

OceanFirst Financial Corp.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands, except per share amounts)

	March 31, 2009	December 31, 2008	March 31, 2008
	(Unaudited)		(Unaudited)
ASSETS

Cash and due from banks	$23,769	$18,475	$32,728
Investment securities available for sale	27,557	34,364	53,191
Federal Home Loan Bank of New York stock, at cost	19,031	20,910	21,627
Mortgage-backed securities available for sale	97,271	40,801	50,263
Loans receivable, net	1,650,133	1,648,378	1,656,613
Mortgage loans held for sale	1,787	3,903	4,707
Interest and dividends receivable	6,576	6,298	6,625
Real estate owned, net	1,457	1,141	933
Premises and equipment, net	20,988	21,336	18,574
Servicing asset	6,735	7,229	8,498
Bank Owned Life Insurance	39,365	39,135	38,764
Other assets	19,064	15,976	12,948

Total assets	$1,913,733	$1,857,946	$1,905,471

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits	$1,313,470	$1,274,132	$1,280,809
Securities sold under agreements to repurchase with retail customers	73,054	62,422	73,365
Federal Home Loan Bank advances	320,000	359,900	375,200
Other borrowings	27,500	27,500	27,500
Advances by borrowers for taxes and insurance	8,491	7,581	8,818
Other liabilities	13,020	6,628	16,526

Total liabilities	1,755,535	1,738,163	1,782,218

Stockholders’ equity:
Preferred stock, $.01 par value, $1,000 liquidation preference, 5,000,000 shares authorized, 38,263 shares issued at March 31, 2009	37,225	—	—
Common stock, $.01 par value, 55,000,000 shares authorized, 27,177,372 shares issued and 12,364,573, 12,364,573 and 12,362,098 shares outstanding at March 31, 2009, December 31, 2008, and March 31, 2008, respectively	272	272	272
Additional paid-in capital	205,819	204,298	203,557
Retained earnings	161,409	160,267	156,537
Accumulated other comprehensive loss	(16,009)	(14,462)	(6,258)
Less: Unallocated common stock held by Employee Stock Ownership Plan	(4,995)	(5,069)	(5,287)
Treasury stock, 14,812,799, 14,812,799 and 14,815,274 shares at March 31, 2009, December 31, 2008 and March 31, 2008, respectively	(225,523)	(225,523)	(225,568)
Common stock acquired by Deferred Compensation Plan	970	981	510
Deferred Compensation Plan Liability	(970)	(981)	(510)

Total stockholders’ equity	158,198	119,783	123,253

Total liabilities and stockholders’ equity	$1,913,733	$1,857,946	$1,905,471

OceanFirst Financial Corp.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	For the three months ended March 31,
	2009	2008
	(Unaudited)
Interest income:
Loans	$23,172	$25,003
Mortgage-backed securities	768	611
Investment securities and other	450	1,908

Total interest income	24,390	27,522

Interest expense:
Deposits	5,096	7,864
Borrowed funds	3,632	5,423

Total interest expense	8,728	13,287

Net interest income	15,662	14,235

Provision for loan losses	800	375

Net interest income after provision for loan losses	14,862	13,860

Other income:
Loan servicing (loss) income	(230)	90
Fees and service charges	2,518	2,767
Net gain on sales of loans and securities available for sale	673	597
Net loss from other real estate operations	(1)	(21)
Income from Bank Owned Life Insurance	231	334
Other	3	3

Total other income	3,194	3,770

Operating expenses:
Compensation and employee benefits	5,828	5,935
Occupancy	1,474	1,201
Equipment	449	511
Marketing	324	393
Federal deposit insurance	502	309
Data processing	835	849
Legal	577	547
Check card processing	251	251
Accounting and audit	160	259
General and administrative	1,384	1,379

Total operating expenses	11,784	11,634

Income before provision for income taxes	6,272	5,996
Provision for income taxes	2,319	1,990

Net income	3,953	4,006
Dividends on preferred stock and warrant accretion	458	—

Net income available to common stockholders	$3,495	$4,006

Basic earnings per share	$0.30	$0.34

Diluted earnings per share	$0.30	$0.34

Average basic shares outstanding	11,696	11,653

Average diluted shares outstanding	11,743	11,706

OceanFirst Financial Corp.

SELECTED CONSOLIDATED FINANCIAL DATA

(in thousands, except per share amounts)

	At March 31, 2009	At December 31, 2008	At March 31, 2008
STOCKHOLDERS’ EQUITY
Stockholders’ equity to total assets	8.27%	6.45%	6.47%
Common shares outstanding (in thousands)	12,365	12,365	12,362
Stockholders’ equity per common share	$9.78	$9.69	$9.97
Tangible stockholders’ equity per common share	9.78	9.69	9.97

ASSET QUALITY
Non-performing loans:
Real estate – one-to-four family	$9,850	$8,696	$6,856
Commercial real estate	6,797	5,527	2,369
Construction	67	—	233
Consumer	2,084	1,435	626
Commercial	904	385	466

Total non-performing loans	19,702	16,043	10,550
REO, net	1,457	1,141	933

Total non-performing assets	$21,159	$17,184	$11,483

Allowance for loan losses	$12,019	$11,665	$10,739

Allowance for loan losses as a percent of total loans receivable	0.72%	0.70%	0.64%
Allowance for loan losses as a percent of non-performing loans	61.00	72.71	101.79
Non-performing loans as a percent of total loans receivable	1.18	0.97	0.63
Non-performing assets as a percent of total Assets	1.11	0.92	0.60

	For the three months ended March 31,
	2009	2008
PERFORMANCE RATIOS (ANNUALIZED)
Return on average assets	0.84%	0.84%
Return on average stockholders’ equity	10.46	12.98
Interest rate spread	3.25	2.87
Interest rate margin	3.47	3.14
Operating expenses to average assets	2.49	2.44
Efficiency ratio	62.49	64.62

OceanFirst Financial Corp.

SELECTED LOAN AND DEPOSIT DATA

(in thousands)

LOANS RECEIVABLE
	At March 31, 2009	At December 31, 2008
Real estate:
One- to-four family	$1,031,724	$1,039,375
Commercial real estate, multi- family and land	336,218	329,844
Construction	12,660	10,561
Consumer	222,184	222,797
Commercial	60,088	59,760

Total loans	1,662,874	1,662,337
Loans in process	(4,074)	(3,586)
Deferred origination costs, net	5,139	5,195
Allowance for loan losses	(12,019)	(11,665)

Total loans, net	1,651,920	1,652,281
Less: mortgage loans held for sale	1,787	3,903

Loans receivable, net	$1,650,133	$1,648,378

Mortgage loans serviced for others	$963,890	$977,410
Loan pipeline	149,198	69,751

	For the three months ended March 31,
	2009	2008
Loan originations	$127,249	$88,984
Loans sold	48,438	28,007
Net charge-offs	446	104

DEPOSITS
	At March 31, 2009	At December 31, 2008
Type of Account
Non-interest-bearing	$110,412	$97,278
Interest-bearing checking	540,793	517,334
Money market deposit	88,545	84,928
Savings	218,664	207,224
Time deposits	355,056	367,368

	$1,313,470	$1,274,132

OceanFirst Financial Corp.

ANALYSIS OF NET INTEREST INCOME

	FOR THE QUARTER ENDED MARCH 31,
	2009			2008
	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST
	(Dollars in thousands)
Assets
Interest-earning assets:
Interest-earning deposits and short-term investments	$—	$—	—%	$7,967	$61	3.06%
Investment securities (1)	56,136	301	2.14	62,617	1,366	8.73
FHLB stock	19,102	149	3.12	21,974	481	8.76
Mortgage-backed securities (1)	76,492	768	4.02	52,599	611	4.65
Loans receivable, net (2)	1,652,110	23,172	5.61	1,670,071	25,003	5.99

Total interest-earning assets	1,803,840	24,390	5.41	1,815,228	27,522	6.06

Non-interest-earning assets	85,853			95,146

Total assets	$1,889,693			$1,910,374

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Transaction deposits	$844,953	2,653	1.26	$740,380	3,290	1.78
Time deposits	360,136	2,443	2.71	443,418	4,574	4.13

Total	1,205,089	5,096	1.69	1,183,798	7,864	2.66
Borrowed funds	411,199	3,632	3.53	482,503	5,423	4.50

Total interest-bearing liabilities	1,616,288	8,728	2.16	1,666,301	13,287	3.19

Non-interest-bearing deposits	105,363			104,437
Non-interest-bearing liabilities	16,944			16,143

Total liabilities	1,738,595			1,786,881
Stockholders’ equity	151,098			123,493

Total liabilities and stockholders’ equity	$1,889,693			$1,910,374

Net interest income		$15,662			$14,235

Net interest rate spread (3)			3.25%			2.87%

Net interest margin (4)			3.47%			3.14%

(1)	Amounts are recorded at average amortized cost.
(2)	Amount is net of deferred loan fees, undisbursed loan funds, discounts and premiums and estimated loss allowances and includes loans held for sale and non-performing loans.
(3)	Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average interest-earning assets.